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                                                                    Exhibit 10.9


                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                                   BFS (DE) LP

                                JANUARY ___, 2002
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                                TABLE OF CONTENTS

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                                                                          PAGE
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EXPLANATORY STATEMENT                                                        1

SECTION 1   DEFINED TERMS....................................................1


SECTION 2   FORMATION AND NAME:  OFFICE; PURPOSE; TERM.......................7

  SECTION 2.1. FORMATION.....................................................7
  SECTION 2.2. NAME OF THE COMPANY...........................................7
  SECTION 2.3. PURPOSE.......................................................7
  SECTION 2.4. TERM..........................................................8
  SECTION 2.5. REGISTERED OFFICE.............................................8
  SECTION 2.6. REGISTERED AGENT..............................................8
  SECTION 2.7. PRINCIPAL OFFICE..............................................8
  SECTION 2.8. MEMBERS.......................................................8
  SECTION 2.9. FISCAL YEAR...................................................8
  SECTION 2.10. AMENDMENT PROHIBITED.........................................8

SECTION 3   PARTNERS; CAPITAL; CAPITAL ACCOUNTS..............................8

  SECTION 3.1. PARTNERS......................................................8
  SECTION 3.2. INITIAL CAPITAL CONTRIBUTIONS.................................8
  SECTION 3.3. ADDITIONAL CAPITAL CONTRIBUTIONS..............................9
  SECTION 3.4. NO INTEREST ON CAPITAL CONTRIBUTIONS..........................9
  SECTION 3.5. RETURN OF CAPITAL CONTRIBUTIONS...............................9
  SECTION 3.6. FORM OF RETURN OF CAPITAL.....................................9
  SECTION 3.7. CAPITAL ACCOUNTS..............................................9

SECTION 4   PROFIT, LOSS AND DISTRIBUTIONS...................................9

  SECTION 4.1. DISTRIBUTIONS OF CASH FLOW AND ALLOCATIONS OF
               PROFIT OR LOSS...............................................10
  SECTION 4.2. REGULATORY ALLOCATIONS.......................................10
  SECTION 4.3. LIQUIDATION AND DISSOLUTION..................................12
  SECTION 4.4. GENERAL......................................................12

SECTION 5   MANAGEMENT; RIGHTS, POWERS, AND DUTIES; RESTRICTIONS
            ON POWERS.......................................................13

  SECTION 5.1. MANAGEMENT OF THE COMPANY....................................13
  SECTION 5.2. GENERAL POWERS; OPERATIONS...................................14
  SECTION 5.3. MEETINGS OF AND VOTING BY PARTNERS...........................19
  SECTION 5.4. INTENTIONALLY OMITTED........................................20
  SECTION 5.5. DUTIES OF PARTIES............................................20
  SECTION 5.6. LIABILITY AND INDEMNIFICATION................................20
  SECTION 5.7. REMOVAL OF THE GENERAL PARTNER...............................20

SECTION 6   TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS................21

  SECTION 6.1.  RESTRICTIONS ON TRANSFERS...................................21
  SECTION 6.2.  RIGHT OF FIRST REFUSAL......................................22
  SECTION 6.3.  CLOSING OF A TRANSFER.......................................23
  SECTION 6.4.  EFFECTIVE DATE OF SALE......................................24
  SECTION 6.5.  TRANSFERS TO PERMITTED TRANSFEREES..........................24
  SECTION 6.6.  VOLUNTARY WITHDRAWAL........................................24
  SECTION 6.7.  INVOLUNTARY WITHDRAWAL......................................24
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SECTION 7   DISSOLUTION, LIQUIDATION, CONSOLIDATION, MERGER
            AND SALE OF ASSETS..............................................25

  SECTION 7.1. PROHIBITION ON DISSOLUTION, LIQUIDATION, CONSOLIDATION,
               MERGER OR SALE OF ASSETS.....................................25
  SECTION 7.2. EVENTS OF DISSOLUTION........................................25
  SECTION 7.3. PROCEDURE FOR WINDING UP AND DISSOLUTION.....................26
  SECTION 7.4. CONTINUATION OF BUSINESS.....................................27

SECTION 8   BOOKS, RECORDS, ACCOUNTING AND TAX ELECTIONS....................27

  SECTION 8.1. ACCOUNTS.....................................................27
  SECTION 8.2. BOOKS AND RECORDS............................................27
  SECTION 8.3. ANNUAL ACCOUNTING PERIOD.....................................28
  SECTION 8.4. REPORTS......................................................28
  SECTION 8.5. TAX MATTERS PARTNER..........................................28
  SECTION 8.6. TAX ELECTIONS................................................28

SECTION 9   GENERAL PROVISIONS..............................................29

  SECTION 9.1. ASSURANCES...................................................29
  SECTION 9.2. NOTIFICATIONS................................................29
  SECTION 9.3. SPECIFIC PERFORMANCE.........................................29
  SECTION 9.4. COMPLETE AGREEMENT...........................................29
  SECTION 9.5. APPLICABLE LAW...............................................29
  SECTION 9.6. SECTION TITLES...............................................29
  SECTION 9.7. BINDING PROVISIONS...........................................30
  SECTION 9.8. ARBITRATION, JURISDICTION AND VENUE..........................30
  SECTION 9.9. TERMS........................................................30
  SECTION 9.10. SEPARABILITY OF PROVISIONS..................................30
  SECTION 9.11. COUNTERPARTS................................................30
  SECTION 9.12. ESTOPPEL CERTIFICATE........................................30
  SECTION 9.13. INDEMNITY...................................................30
  SECTION 9.14  EFFECTIVE DATE OF AGREEMENT.................................31
  SECTION 9.16. CONFLICT....................................................31

EXHIBIT A-LIST OF MEMBERS; CAPITAL ; AND PERCENTAGES........................33


SCHEDULE I- PROPERTY DESCRIPTION............................................35
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                                     -iii-
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                                   BFS (DE) LP

                    AGREEMENT OF DELAWARE LIMITED PARTNERSHIP

                  THIS LIMITED PARTNERSHIP AGREEMENT (this "AGREEMENT") is made as of January ___, 2002, by and between CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, a Maryland corporation ("CPA:14" and a "LIMITED PARTNER "), CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED, a Maryland corporation ("CPA:15" and a "LIMITED PARTNER "), and BFS (DE) QRS 14-74, INC., a Delaware corporation (the "GENERAL PARTNER").

                                   BACKGROUND

      WHEREAS, the parties hereto desire to conduct business as a limited partnership to be created pursuant to the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. Tit. 6, Section 17-101, as amended (the "ACT");

      WHEREAS, the parties hereto desire to set forth in this Agreement all of the terms and provisions by which they will conduct their partnership; and

      WHEREAS, this Partnership is formed for the express and sole purpose of acquiring, owning, and managing and disposing of the Property as herein defined.

      NOW, THEREFORE, for good and valuable consideration, the General Partner and the Limited Partner, intending legally to be bound, agree as follows:

                                    SECTION 1

                                  DEFINED TERMS

      The following capitalized terms shall have the meanings specified in this
Section 1. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

      "Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del.
C. Section 17-101 et seq., as amended from time to time.

      "Adjusted Capital Account Deficit" means, with respect to any Interest Holder, the deficit balance, if any, in the Interest Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

            (i) the deficit shall be decreased by the amounts which the Interest Holder is obligated to restore, if any, pursuant to Section 4.3.2, or is deemed to be obligated to restore pursuant to Treas. Reg. Section 1.704-1(b)(2)(ii)(c); and
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            (ii) the deficit shall be increased by the items described in Treas.
Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

      "Adjusted Capital Balance" means, as of any day, an Interest Holder's total Capital Contributions less all amounts actually distributed to the Interest Holder pursuant to Sections 4.3 hereof. If any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Adjusted Capital Balance of the transferor to the extent the Adjusted Capital Balance relates to the Interest transferred.

      "Affiliate" means, with respect to any Partner, any Person: (i) which owns more than 5% of the voting interests in the Partner; or (ii) in which the Partner owns more than 5% of the voting interests; or (iii) in which more than 5% of the voting interests are owned by a Person who has a relationship with the Partner described in clause (i) or (ii) above.

      "Agreement" means this Agreement, as amended, restated or supplemented from time to time.

      "Capital Account" means the account to be maintained by the Partnership for each Interest Holder in accordance with the following provisions:

            (i) an Interest Holder's Capital Account shall be credited with the Interest Holder's Capital Contributions, the amount of any Partnership liabilities assumed by the Interest Holder (or which are secured by Partnership property distributed to the Interest Holder), the Interest Holder's distributive share of Profit and any item in the nature of income or gain specially allocated to such Interest Holder pursuant to the provisions of Section 4 (other than Section 4.2.3.); and

            (ii) an Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Partnership property distributed to the Interest Holder, the amount of any liabilities of such Interest Holder assumed by the Partnership (or which are secured by property contributed by the Interest Holder to the Partnership), the Interest Holder's distributive share of Loss and any item in the nature of expenses or losses specially allocated to the Interest Holder pursuant to the provisions of Section 4 (other than Section 4.2.3).

If any Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interests. If the book value of Partnership property is adjusted pursuant to Section 4.2.3, the Capital Account of each Interest Holder shall be adjusted to reflect the aggregate adjustment in the same manner as if the Partnership had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Interest Holders shall be maintained in compliance with the provisions of Treas. Reg. Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.


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      "Capital Contribution" means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Treas. Reg.Section 1.704-1(b)(2)(iv)(d)) to the Partnership by a Partner, net of liabilities assumed or to which the assets are subject.

      "Cash Flow" for a given period (or portion thereof) means all gross revenues or receipts for such period (or portion thereof), from any source whatsoever of the Partnership (determined on a cash basis), including distributions from any escrow account, less Permitted Expenses for such period (or portion thereof).

      "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership and any and all amendments thereto and restatements thereof filed on behalf of the Partnership with the Office of the Secretary of State of the State of Delaware pursuant to the Act.

      "Code" means the Internal Revenue Code of 1986, or any corresponding provision of any succeeding law.

      "General Partner" has the meaning set forth in the introduction to this Agreement.

      "Interest" means an Interest Holder's limited partnership interest in the Partnership in accordance with the provisions of this Agreement and the Act.

      "Interest Holder" means any Person who holds an Interest, whether as a Partner or an unadmitted assignee of a Partner.

      "Involuntary Withdrawal" means, with respect to any Partner, the occurrence of any of the following events:

            (i) the Partner makes an assignment for the benefit of creditors;

            (ii) the Partner files a voluntary petition of bankruptcy;

            (iii) the Partner is adjudged bankrupt or insolvent or there is entered against the Partner an order for relief in any bankruptcy or insolvency proceeding;

            (iv) the Partner files a petition or answer seeking for the Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

            (v) the Partner seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Partner or of all or any substantial part of the Partner's property;

            (vi) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding described in Subsections (i) through (v) above;

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            (vii) any proceeding against the Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, continues for one hundred twenty
(120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Partner or all or any substantial part of the Partner's property without the Partner's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated;

            (viii) if the Partner is an individual, the Partner's death or adjudication by a court of competent jurisdiction as incompetent to manage the Partner's person or property;

            (ix) if the Partner is acting as a Partner by virtue of being a trustee of a trust, the termination of the trust;

            (x) if the Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

            (xi) if the Partner is a corporation, the dissolution of the corporation or the revocation of its charter; or

            (xii) if the Partner is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership.

      "Lease" means the lease for the Property, dated as of December 20, 2001 between the Partnership, as lessor, and Builders FirstSource - Atlantic Group, Inc., a Delaware corporation and Builders FirstSource - Ohio Valley, Inc., a Delaware corporation, collectively as lessee.

      "Lender" means CIBC Inc. and its successors and/or assigns.

      "Loan" means the debt evidenced by the Mortgage Note and secured by the Property.

      "Limited Partner" means each Person signing this Agreement as of the date hereof as a limited partner and includes any Person who subsequently is admitted as an additional or substitute limited partner of the Partnership pursuant to the provisions of this Agreement.

      "Mortgage Note" means that promissory note executed by the Partnership in favor of the Lender for the loan used by the Partnership as part of the financing for the Property.

      "Negative Capital Account" means a Capital Account with a balance of less than zero.

      "Nonrecourse Deductions" has the meaning set forth in Treas.
Reg. Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Partnership equals the net increase,

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if any, in the amount of Minimum Gain during that taxable year, determined according to the provisions of Treas. Reg. Section 1.704-2(c).

      "Nonrecourse Liability" has the meaning set forth in Treas.
Reg. Section 1.704-2(b)(3).

      "Ordinary Course of Business" means any transaction which is undertaken to further the purposes for which the Partnership has been organized as set forth in Section 2.3.

      "Partner Nonrecourse Debt" has the meaning set forth in Treas. Reg. Section 1.704-2(b)(4) for partnership nonrecourse debt.

      "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

      "Partner Nonrecourse Deductions" has the meaning set forth in Treas. Reg.Sections 1.704-2(i)(1) and 1.704-2(i)(2.

      "Partners" (and, individually, a "Partner") shall mean the General Partner and the Limited Partner.

      "Partnership" means BFS (DE) LP, the limited partnership formed in accordance with this Agreement and the Act.

      "Partnership Minimum Gain" has the meaning set forth in Treas. Reg.Sections 1.704-2(b)(2) and 1.704-2(d) for partnership minimum gain.

      "Partnership Rights" means all of the rights of a Limited Partner in the Partnership, including a Limited Partner's (i) Interest; (ii) right to inspect the Partnership's books and records; (iii) right to vote on matters coming before the Limited Partners; and (iv) only if this Agreement so provides act as an agent of the Partnership.

      "Percentage" means, as to a Partner, the percentage set forth after the Partner's name on Exhibit A, as amended from time to time, and as to an Interest Holder who is not a Partner, the Percentage of the Limited Partner whose Interest is held by such Interest Holder, to the extent the Interest Holder has succeeded to that Limited Partner's Interest.

      "Permitted Expenses" means all costs (capital, operating, and otherwise) of the Partnership during any period or portion thereof, determined on the basis of sound cash basis accounting practices applied on a consistent basis (including, but not limited to, principal and interest payments on Partnership debt and amounts spent on improving property owned or leased by the Partnership and reasonable reserves as determined by the General Partner, in its sole discretion, but specifically excluding depreciation, amortization and any other non-cash deductions of the Partnership for income tax purposes.

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      "Permitted Transferee" means (i) any Limited Partner, (ii) any
Wholly-Owned Subsidiary of a Limited Partner, (iii) any Person to which a Limited Partner transfers all or substantially all of its assets, and (v) any Person that is managed by a Limited Partner or any of its affiliates.

      "Person" means any individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

      "Positive Capital Account" means a Capital Account with a balance greater than zero.

      "Profit" and "Loss" means, for each taxable year of the Partnership (or other period for which Profit or Loss must be computed), the Partnership's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

            (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss; and

            (ii) any tax-exempt income of the Partnership, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss; and

            (iii) any expenditures of the Partnership described in Code Section 705(a)(2)(b) (or treated as such pursuant to Treas.
Reg. Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss; and

            (iv) gain or loss resulting from any taxable disposition of Partnership property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of such property for federal income tax purposes; and

            (v) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation computed based upon the adjusted book value of the asset; and

            (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.2. hereof shall not be taken into account in computing Profit or Loss.

      "Property" shall mean the real property described on Schedule I attached hereto, together with all improvements now or hereafter located thereon.

      "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.


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      "Security" shall have the same meaning as in Section 2(1) of the
Securities Act of 1933, as amended.

      "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

      "Voluntary Withdrawal" means a Partner's disassociation with the Partnership by means other than by a Transfer or an Involuntary Withdrawal.

      "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

      "Wholly-Owned Subsidiary" means, as to any particular parent corporation, any entity of which all of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation.

                                    SECTION 2

                    FORMATION AND NAME: OFFICE; PURPOSE; TERM

      2.1. Formation. The Partners hereby agree that the Partnership shall be conducted as a limited partnership pursuant to the provisions of the Act. The General Partner shall be the sole general partner and the Limited Partners shall initially be the sole limited partners.

      2.2. Name of the Partnership. The name of the Partnership shall be "BFS
(DE) LP" The Partnership shall do business only under that name.

      2.3. Purpose. The nature of the business and of the purposes to be conducted and promoted by the Partnership, is to engage solely in the following activities:

                        (i) To acquire the Property.

                        (ii) To own, hold, sell, assign, transfer, operate,
                  lease, mortgage, pledge and otherwise deal with the Property.

                        (iii) To exercise all powers enumerated in the Act
                  necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

Notwithstanding anything contained herein to the contrary, the Partnership shall not engage in any business, and it shall have no purpose, unrelated to the Property and shall not acquire any real property or own assets other than those related to the Property and/or otherwise in furtherance of the purposes of the Partnership.

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      2.4. Term. The Partnership shall continue for 50 years unless earlier terminated or dissolved pursuant to applicable law or to any other provision of this Agreement.

      2.5. Registered Office. The registered office of the Partnership required by the Act to be maintained in the State of Delaware shall be located at c/o Corporation Service Company, whose post office address is 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808, or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time.

      2.6. Registered Agent. The registered agent of the Partnership in the State of Delaware shall be Corporation Service Company, whose post office address is 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808, or such other Person or Persons within the State of Delaware as the General Partner may designate from time to time.

      2.7. Principal Office. The principal office of the Partnership shall be located at c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, or at any other place which the General Partner may designate from time to time.

      2.8. Partners. The name, present mailing address, taxpayer identification number, and Percentage of each Partner are set forth on Exhibit A. Upon execution of this Agreement, the Persons listed on Exhibit A shall be deemed admitted as Partners (General or Limited as so designated) of the Partnership. Angelique DiBruno, as an authorized person within the meaning of the Act, has executed, delivered and filed the Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware, as may be amended and modified from time to time.

      2.9. Fiscal Year. The fiscal year of the Partnership shall end on the last day of December in each year.

      2.10. Amendment Prohibited. The Certificate of Limited Partnership of the Partnership and this Agreement shall not be amended other than pursuant to Sections 3.3.2 and 4.4.4 so long as the Mortgage Note is outstanding without the prior written consent of the holder of the Mortgage Note.

                                    SECTION 3

                       PARTNERS; CAPITAL; CAPITAL ACCOUNTS

      3.1. Partners. The only Partners of the Partnership shall be the General Partner and the Limited Partners.

      3.2. Initial Capital Contributions. Upon the execution of this Agreement, the Partners shall contribute to the Partnership cash in the amounts respectively set forth on Exhibit A.

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      3.3. Additional Capital Contributions.

            3.3.1. If all Partners at any time or from time to time determine that the Partnership requires additional Capital Contributions, then each Partner shall contribute its proportionate share (as determined in accordance with this Section) of any such additional Capital Contributions, which payment shall be due and payable on the date that is thirty (30) days such determination has been made by the Partners. A Partner's proportionate share of total additional Capital Contribution shall be equal to the product obtained by multiplying the Partner's Percentage and the total additional Capital Contribution required.

            3.3.2. If a Partner fails to pay when due all or any portion of any Capital Contribution, the non-defaulting Partners shall pay the unpaid amount of the defaulting Partner's Capital Contribution (the "Unpaid Contribution"). To the extent the Unpaid Contribution is contributed by any other Partner, the defaulting Partner's Percentage shall be reduced and the Percentage of each Partner who makes up the Unpaid Contribution shall be increased, so that each Partner's Percentage is equal to a fraction, the numerator of which is that Partner's total Capital Contributions and the denominator of which is the total Capital Contributions of all Partners. The Partners shall cause Exhibit A to be amended accordingly. This remedy is in addition to any other remedies allowed by law or by this Agreement.

            3.3.3. Except as provided in Sections 3.2. and 3.3., no Partner shall be required to contribute any additional Capital to the Partnership, and no Partner shall have any personal liability for any obligation of the Partnership, except as required by the Act. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Partner shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Partner.

      3.4. No Interest on Capital Contributions. Interest Holders shall not be paid interest on their Capital Contributions.

      3.5. Return of Capital Contributions. Except as otherwise provided in this Agreement, no Interest Holder shall have the right to receive the return of any Capital Contribution.

      3.6. Form of Return of Capital. If an Interest Holder is entitled to receive a return of a Capital Contribution, the Partnership may distribute cash, notes, property or a combination thereof to the Interest Holder in return of the Capital Contribution.

      3.7. Capital Accounts. A separate Capital Account shall be maintained for each Interest Holder.


                                    SECTION 4
                         PROFIT, LOSS AND DISTRIBUTIONS

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         4.1.     Distributions of Cash Flow and Allocations of Profit or Loss.

            4.1.1. Profit or Loss. After giving effect to the special allocations set forth in Section 4.2., for any taxable year of the Partnership, Profit or Loss shall be allocated to the Interest Holders in proportion to their Percentages.

            4.1.2. Cash Flow. Cash Flow for each taxable year of Partnership shall be distributed by the Partnership to the Interest Holders in proportion to their Percentages at such times and in such amounts as the General Partner shall from time to time determine.

      4.2. Regulatory Allocations.

            4.2.1. Qualified Income Offset. No Interest Holder shall be allocated Losses or deductions if the allocation causes an Interest Holder to have a Adjusted Capital Account Deficit. If an Interest Holder receives (1) an allocation of Loss or deduction (or item thereof) or (2) any distribution which causes the Interest Holder to have a Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Partnership (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) for that taxable year shall be allocated to that Interest Holder before any other allocation is made of Partnership items for that taxable year, in the amount and in proportions required to eliminate the Adjusted Capital Account Deficit as quickly as possible. This Section 4.2.1. is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b).

            4.2.2. Partnership Minimum Gain. Except as set forth in Treas.
Reg. Section 1.704-2(f)(2), notwithstanding any other provision of this Agreement, if, during any taxable year, there is a net decrease in Partnership Minimum Gain, each Interest Holder, prior to any other allocation pursuant to this Section 4, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Interest Holder's share of the net decrease in Partnership Minimum Gain, computed in accordance with Treas. Reg. Section 1.704-2(g). Allocations of gross income and gain pursuant to this Section 4.2.2. shall be made first from gain recognized from the disposition of Partnership assets subject to nonrecourse liabilities (within the meaning of the Regulations promulgated under Code Section 752), to the extent of the Partnership Minimum Gain attributable to those assets, and thereafter, from a pro rata portion of the Partnership's other items of income and gain for the taxable year. The items to be so allocated shall be determined in accordance with Treas. Reg. Sections 1.704-2(f)(6) and 1.704-2(j)(2). It is the intent of the parties hereto that any allocation pursuant to this Section 4.2.2. shall constitute a "minimum gain chargeback" under Treas. Reg. Section 1.704-2(f) and shall be interpreted consistently therewith.

            4.2.3. Partner Minimum Gain. Except as otherwise provided in Treas. Reg. Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any taxable year, each Interest Holder who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with

Treas. Reg. Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Interest Holder's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be determined in accordance with Treas. Reg. Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.2.3. is intended to comply with the minimum gain chargeback requirement in Treas. Reg. Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            4.2.4. Contributed Property and Book-ups. In accordance with Code
Section 704(c) and the Regulations thereunder, as well as Treas. Reg. Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Partnership shall, solely for tax purposes, be allocated among the Interest Holders so as to take account of any variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution). If the adjusted book value of any Partnership asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Code Section 704(c) and the Regulations thereunder.

            4.2.5. Code Section 754 Adjustment. To the extent an adjustment to the tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)
(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis) and the gain or loss shall be specially allocated to the Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

            4.2.6. Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any taxable year shall be specially allocated to the Interest Holder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i)(1).

            4.2.7. Partner Loan Nonrecourse Deductions. Any Partner Loan Nonrecourse Deduction for any taxable year or other period shall be specially allocated to the Interest Holder who bears the risk of loss with respect to the loan to which the Partner Loan Nonrecourse Deduction is attributable in accordance with Treas. Reg. Section 1.704-2(b).

            4.2.8. Unrealized Receivables. If an Interest Holder's Interest is reduced (provided the reduction does not result in a complete termination of the Interest Holder's Interest), the Interest Holder's share of the Partnership's "unrealized receivables" and "substantially appreciated inventory" (within the meaning of Code Section 751) shall not be reduced, so that, notwithstanding any other provision of this Agreement to the contrary, that portion of the Profit otherwise allocable upon a liquidation or dissolution of the Partnership pursuant to Section 4.3. hereof which is taxable as ordinary income (recaptured) for federal income tax purposes shall, to the extent possible without increasing the total gain to the Partnership or to any Interest Holder, be specially allocated among the Interest Holders in proportion to the deductions (or basis reductions treated as deductions) giving rise to such recapture. Any questions as to the aforesaid allocation of ordinary income (recapture), to the extent such questions cannot be resolved in the manner specified above, shall be resolved by the General Partner.

            4.2.9. Withholding. All amounts required to be withheld pursuant to Code Section 1446 or any other provision of federal, state or local tax law shall be treated as amounts actually distributed to the affected Interest Holders for all purposes under this Agreement.

      4.3. Liquidation and Dissolution.

            4.3.1. If the Partnership is dissolved, the assets of the Partnership shall be distributed, subject to Section 17-804(a)(1) of the Act, to the Interest Holders in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss pursuant to Sections 4.1. and 4.4.2., if any.

            4.3.2. No Interest Holder shall be obligated to restore a Negative Capital Account except as required by the Act.

            4.3.3. Notwithstanding anything to the contrary, in the event the Partnership is "liquidated" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made pursuant to this
Section 4.3. by the end of the taxable year in which the Partnership is liquidated, or, if later, within ninety (90) days after the date of such liquidation. Distributions pursuant to the preceding sentence may be made to a trust for the purpose of an orderly liquidation of the Partnership by the trust in accordance with the Act.

      4.4. General.

            4.4.1. Except as otherwise provided in this Agreement, the timing and amount of all distributions shall be determined by the General Partner.

            4.4.2. If any assets of the Partnership are distributed in kind to the Interest Holders, those assets shall be valued on the basis of their fair market value, and any Interest Holder entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Interest Holders so entitled. Unless the Limited Partners otherwise agree, the fair market value of such assets shall be determined by an independent appraiser selected by the General Partner. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.1. and shall be properly credited or charged to the Capital Accounts of the Interest Holders prior to the distribution of the assets in liquidation pursuant to Section 4.3.

            4.4.3. All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Partnership to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Partnership 's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Interest Holder and the successor on the basis of the number of days each was an Interest Holder during the taxable year; provided, however, the Partnership 's taxable year shall be segregated into two or more segments in order to account for Profit, Loss or proceeds attributable to any extraordinary non-recurring items of the Partnership.

            4.4.4. The Partners are hereby authorized, upon the advice of the Partnership's tax counsel, to amend this Article 4 to comply with the Code and the Regulations promulgated under Code Section 704(b); provided, however, that no amendment shall materially affect distributions to an Interest Holder without the Interest Holder's prior written consent

            4.4.5. Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law.

                                    SECTION 5
         MANAGEMENT; RIGHTS, POWERS, AND DUTIES; RESTRICTIONS ON POWERS

      5.1. Management of the Partnership.

            5.1.1 General Management. Except as otherwise expressly provided herein, the management and control of the day-to-day operations of the Partnership shall rest exclusively with the General Partner.

            5.1.2 The General Partner shall have full, exclusive and complete discretion to manage the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take such actions as it deems necessary or appropriate to accomplish the purpose of the Partnership as set forth herein.

            5.1.3 With respect to third parties, only the General Partner may bind the Partnership. If a Limited Partner binds the Partnership, but did not have the authority to so act under this Agreement, in addition to any other remedy (at law or in equity) that may be available against such Limited Partner, such Limited Partner shall be liable for all damages caused by breaching this Agreement.

            5.1.4 Duties of the General Partner. The General Partner shall manage, or cause to be managed, the affairs of the Partnership in a prudent and businesslike manner and shall devote such part of its time to the Partnership affairs as is reasonably necessary for the conduct of such affairs. The General Partner will provide such evidence of its compliance with the provisions of this Agreement as they relate to the Loan and the Lender as the Lender may reasonably request from time to time.

            5.1.5 Liability of Limited Partner. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of the Limited Partner shall be enforced only against the interest of the Limited Partner in the Partnership and not against any assets, property or funds of the Limited Partner or (a) any director, officer, general partner, limited partner, employee or agent of any of the Limited Partners (or any legal representative, heir, estate, successor or assign of any thereof), (b) any predecessor or successor partnership or corporation (or other entity) the Limited Partner, either directly or through the Limited Partner, or (c) any other person or entity.

      5.2. General Powers; Operations.

            5.2.1. Powers of General Partner. Except has provided herein, the General Partner shall have full, exclusive and complete discretion, power and authority, subject in all cases to the limitations and other provisions of this Agreement and the requirements of applicable law, to manage, control, administer and operate the business and affairs of the Partnership for the purposes herein stated, and to make all decisions affecting such business and affairs, including without limitation, whether similar or dissimilar, for Partnership purposes, the power:

                  5.2.1.1. to acquire by purchase, lease or otherwise, any real or personal property, tangible or intangible;

                  5.2.1.2. to construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

                  5.2.1.3. to sell, dispose, trade or exchange Partnership assets in the Ordinary Course of Business;

                  5.2.1.4. to enter into agreements and contracts and to give receipts, releases and discharges;

                  5.2.1.5. to purchase liability and other insurance to protect the Partnership's property and business;

                  5.2.1.6. to borrow money for and on behalf of the Partnership;

                  5.2.1.7. to execute or modify leases with respect to any part or all of the assets of the Partnership;

                  5.2.1.8. to prepay, in whole or in part, refinance, amend, modify or extend any mortgages or deeds of trust which may affect any asset of the Partnership and in connection therewith to execute for and on behalf of the Partnership any extensions, renewals or modifications of such mortgages or deeds of trust;

                  5.2.1.9. to execute any and all other instruments and documents which may be necessary or in the opinion of the General Partner desirable to carry out the intent and purpose of this Agreement;

                  5.2.1.10. to make any and all expenditures which the General Partner, in its sole discretion, deems necessary or appropriate in connection with the management of the affairs of the Partnership and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting and other related expenses incurred in connection with the organization and financing and operation of the Partnership; and

                  5.2.1.11. to enter into any kind of activity necessary to, in connection with, or incidental to, the accomplishment of the purposes of the Partnership.


            5.2.2. Prohibited Activities.

                  5.2.2.1 There shall be only one general partner of the Partnership and the general partner, and any substitute general partner of the Partnership may not be an individual and shall at all times have as its sole purpose to act as the general partner of the Partnership, and shall be engaged in no other business or have any other purpose. Additionally, any substitute general partner of the Partnership shall have organizational documents which conform in all material respects to the organizational documents of the present general partner.

                        Anything in this Partnership Agreement to the contrary notwithstanding, the general partner shall have no authority to perform any act in respect of the Partnership in violation of any (i) applicable laws or regulations or (ii) any agreement between the Partnership and CIBC Inc. or its successors or assigns.

                  5.2.2.2. Anything in this Partnership Agreement to the contrary notwithstanding, so long as any indebtedness remains outstanding by the Partnership to the Lender, the Partnership shall not:

                  (a) make any loans to the general partner or its Affiliates;

                  (b) incur, assume, or guaranty any other indebtedness;

                  (c) except as permitted by the Lender in writing or permitted under any agreement with Lender, sell, encumber (except with respect to the Lender) or otherwise dispose of all or substantially all of the Property of the Partnership (a sale or disposition will be deemed to be "all or substantially all of the Property of the Partnership" if the sale or disposition includes the Property or if the total value of the Property sold or disposed of in such transaction and during the twelve months preceding such transaction is 66-2/3% or more in value of the Partnership's total assets as of the end of the most recently completed Partnership fiscal year);

                  (d) dissolve, wind-up, or liquidate the Partnership;

                  (e) merge, consolidate or acquire substantially all the assets of another person or entity;

                  (f) change the nature of the business conducted by the
            Partnership; or

                  (g) except as permitted by the Lender in writing, amend or modify this Certificate.

                  5.2.2.3. The Partnership shall have no indebtedness or incur any liability other than (a) unsecured debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of its business of operating the Property, provided, however, that such unsecured indebtedness or liabilities (i) are in amounts that are normal and reasonable under the circumstances, but in no event, to exceed three percent (3%) of the original principal amount of the Loan and (ii) are not evidenced by a note and are paid when due, but in no event for more than sixty (60) days from the date that such indebtedness or liabilities are incurred and (b) the Loan. No indebtedness other than the Loan shall be secured (senior, subordinated or pari passu) by the Property.

                  5.2.2.4. The Partnership shall not, without the affirmative vote of 100 percent of the Partners, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of its Property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action. The Partnership shall not terminate or dissolve solely as a consequence of the bankruptcy, insolvency, appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the general partner or a substantial part of the general partner's Property, or assignment for the benefit of its creditors, or an admission in writing of the inability to pay its debts generally as they become due, or any similar action, of one or more of the general partners so long as there remains a solvent general partner of the Partnership.

                  5.2.2.5. Any indemnification obligation of the Partnership shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Partnership in the event that cash flow in excess of amounts necessary to pay holders of such obligations is insufficient to pay such obligations.

                  5.2.2.6. The Partnership:

                  (a) will not, nor will any general partner, member or
            shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner which adversely affects Partnership's existence as a single purpose entity;

                  (b) will not enter into any transaction of merger or
            consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity;

                  (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with any obligation of any other person or entity;

                  (d) has not owned, does not own and will not own any
            encumbered asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

                  (e) has not engaged, is not engaged and will not engage,
            directly or indirectly, in any business other than the ownership, management and operation of the Property;

                  (f) will not enter into any contract or agreement with any general partner or managing member, as applicable, principal or Affiliate (as hereinafter defined) of Partnership or any Affiliate of the general partner or, as applicable, of Partnership except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such general partner, managing member, principal or Affiliate;

                  (g) intentionally deleted;

                  (h) has not made and will not make any loans or advances to any third party (including any Affiliate);

                  (i) is and will be solvent and pay its debt from its assets as the same shall become due;

                  (j) has done or caused to be done and will do all things
            necessary to preserve its existence, and will not, nor will any partner, limited or general, or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation or bylaws in a manner which adversely affects Partnership's existence as a single purpose entity;

                  (k) will conduct and operate its business as presently
            conducted and operated;

                  (l) will maintain financial statements, books and records and bank accounts separate from those of its Affiliates, including its general partners or managing members, as applicable;

                  (m) will be, and at all times will hold itself out to the
            public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof, including the general partner or managing member, as applicable, or any Affiliate of the general partner or managing member, as applicable, of the Partnership);

                  (n) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (o) will not seek the dissolution or winding up, in whole or in part, of the Partnership;

                  (p) will not commingle the funds and other assets of the
            Partnership with those of any general partner or managing member, as applicable, any Affiliate or any other person;

                  (q) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other person;

                  (r) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

                  (s) will not do any act which would make it impossible to
            carry on the ordinary business of the Partnership;

                  (t) will not possess or assign the Property or incidental
            personal Property necessary for the operation of the Property for other than a business or Partnership purpose;

                  (u) will not sell, encumber or otherwise dispose of all or substantially all of the Property or incidental personal Property necessary for the operation of the Property;

                  (v) will not hold title to the Partnership's assets other than in the Partnership's name; and

                  (w) will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of the Partnership's Property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action.

      The following definitions apply to this section:

      "Affiliate" means any person controlling or controlled by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any member or employee of the Partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this Partnership, or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

      In the event of any inconsistencies between the provisions of this Section
5.2.2 and any other provisions of this Agreement, the provisions of this Section
5.2.2 shall govern and control.

      5.3. Meetings of and Voting By Partners.

            5.3.1. A meeting of the Partners may be called at any time by those Partners holding at least fifty percent (50%) of the Percentages then held by Partners or by the General Partner. Meetings of Partners shall be held (i) at the Partnership's principal place of business, or (ii) at such place as the Partners shall unanimously agree. Not less than ten (10) nor more than ninety
(90) days before each meeting, the Person calling the meeting shall give written notice of the meeting to each Partner entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Partner who is entitled to notice waives notice if before or after the meeting the Partner signs a waiver of the notice which is filed with the records of Partners' meetings, or is present at the meeting in person or by proxy. Unless this Agreement provides otherwise, at a meeting of Partners, the presence in person or by proxy of Partners holding more than fifty percent (50%) of the Percentages then held by Partners constitutes a quorum. A Partner may vote either in person or by written proxy signed by the Partner or by his duly authorized attorney in fact. Partners may participate in any meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Any action required or permitted to be taken at a meeting of Partners may be taken without a meeting if there is filed with the records of Partners' meetings a unanimous written consent which sets forth the action and is signed by each Partner entitled to vote on the matter.

            5.3.2. Except as otherwise provided in this Agreement, wherever this Agreement requires the approval of the Partners, the affirmative vote of Partners holding more than fifty percent (50%) of the Percentages then held by Partners shall be required to approve the matter. Except as otherwise provided in this Agreement, wherever the Act requires unanimous consent to approve or take any action, that consent shall be given in writing and, in all cases, shall mean, rather than the consent of all Partners, the consent of Partners holding more than fifty percent (50%) of the Percentages then held by Partners. Where this Agreement requires unanimous consent to approve or take any action, then the affirmative approval of all Partners shall be required for such approval or the taking of such action.

                  5.4.     Intentionally Omitted.

                  5.5.     Duties of Parties.

                  5.5.1. Nothing in this Agreement shall be deemed to restrict in any way the rights of any Partner or any Affiliate of any Partner to conduct any other business or activity whatsoever, and the Partner shall not be accountable to the Partnership or to any Partner with respect to that business or activity even if the business or activity competes with the Partnership's business. The organization of the Partnership shall be without prejudice to their respective rights (or the rights of their respective Affiliates) to maintain, expand or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Partner waives any rights the Partner might otherwise have to share or participate in such other interests or activities of any other Partner or any Affiliate of any Partner.

                  5.5.2. Each Partner understands and acknowledges that the conduct of the Partnership's business may involve business dealings and undertakings with Partners and Affiliates of Partners. In any of those cases, those dealings and undertakings shall be at arm's length and on commercially reasonable terms.

                  5.5.3. To the extent that, at law or in equity, a Partner or Affiliate has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Partner, a Partner and its Affiliates acting under this Agreement shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Partner or Affiliate otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Partner or Affiliate.

         5.6.  Liability and Indemnification.

                  5.6.1. The Limited Partners shall not be liable, responsible or accountable, in damages or otherwise, to any Limited Partner or to the Partnership for any act performed by them within the scope of the authority conferred on them by this Agreement, except for willful fraud or an intentional breach of this Agreement.

                  5.6.2. To the fullest extent permitted by law, the Partnership shall indemnify any Partner for any act performed by them within the scope of the authority conferred on them by this Agreement, except for acts of willful fraud or an intentional breach of this Agreement.

         5.7 Removal of the General Partner. The General Partner may be removed, and a new general partner admitted to the Partnership, upon the written direction of Partners holding at least a majority of the Percentage Interests in the Partnership at the time of such written direction, and upon 30 days prior written notice to the General Partner. Following such written notice and the expiration of such 30 day period:

         (i) The General Partner shall no longer be a Partner in the Partnership.

         (ii) In full satisfaction of all claims which the General Partner may have against the Partnership, the General Partner shall be entitled to receive repayment of any capital contribution it previously made (without interest) from the Partnership at the time or times it would have received repayment under
Section 4.1. The General Partner shall not be removed without the consent of the Lender so long as the Loan is outstanding.

                                    SECTION 6

                TRANSFER OF INTERESTS AND WITHDRAWALS OF PARTNERS

         6.1. Restrictions on Transfers. Partnership Rights may be Transferred, as defined below, in whole or in part only in accordance with other specific provisions of this Agreement and the following provisions:

                  6.1.1. For purposes of this Agreement, the term "Transfer" or "Transferred" shall mean the sale, assignment, transfer, pledge, encumbrance, or other disposition, by operation of law or otherwise, of Partnership Rights.

                  6.1.2. Except with respect to the transfer provided for in
Section 6.8, Partnership Rights shall not be Transferred without the following:

                           (1) The full compliance with the terms of this
Section 6.1;

                           (2) The consent of the Partner(s) owning the
remaining Partnership Rights;

                           (3) An opinion of counsel, satisfactory to the
Partner(s) owning the remaining Partnership Rights, that the Transfer of the Partnership Rights does not violate the Securities Act of 1933 or any applicable state securities laws;

                           (4) The delivery by the transferee to the Partnership
of a written instrument agreeing to be bound by the terms of this Agreement and a counterpart signature page to this Agreement; and

                           (5) The delivery to the Partnership of (i) the
transferee's taxpayer identification number and (ii) the transferee's initial tax basis in the Partnership Rights.

                  6.1.3. Any Transfer of Partnership Rights shall be effective only to give the person to whom Transferred (the "Transferee") the right to receive the share of tax allocations and distributions to which the person transferring (the "Transferor") would otherwise be entitled. Except as otherwise provided herein, no Transferee of a Partnership Rights shall have the right to become a substituted Partner unless the Partner(s) owning the remaining Partnership Rights, in the exercise of its or their sole and absolute discretion, expressly consents thereto in writing and the Transferee agrees to be bound by all the terms and conditions of this Agreement as then in effect. Unless and until a Transferee is admitted as a substituted Partner, the Transferee shall have no right to exercise any of the powers, rights and privileges of a Partner hereunder.

                  6.1.4. No Partner shall cause or permit to be created a lien or security interest in its Partnership Rights, except in favor of Lender for as long as the Loan is outstanding.

                  6.1.5. Each Partner agrees not to Transfer all or any part of its Partnership Rights (or take or omit any action, filing election, or other action which could result in a deemed transfer) if such Transfer (either considered along or in the aggregate with prior transfers by other Partners) would result in the termination of the Partnership for federal income tax purposes. In order to enable the Partners to identify Transfers which could result in such a termination, each Partner covenants and agrees to immediately inform the other Partners of any proposed Transfers (or deemed Transfers for purposes of the Code).

                  6.1.6. The General Partner is not permitted to transfer its interest, including to an Affiliate or to a Permitted Transferee, while the Loan is outstanding, except with consent of Lender to such transfer and with Lender's approval of the transferee, such approval to be within Lender's discretion.

                  6.1.7. Each Partner agrees not to Transfer all or any part of its Partnership Rights (or take or omit any action, filing election, or other action which could result in a deemed transfer) if such Transfer (either considered alone or in the aggregate with prior transfers by other Partners) would result in Partnership being subject to the Investment Company Act as amended.

                  6.1.8. Any Transfer not in accord with this Section 6 shall be void ab initio.

         6.2. Right of First Refusal. Except in connection with the transfer contemplated in Section 6.8, in the event that a Partner (the "Selling Partner") desires to transfer to any third person all or a portion of its Partnership Rights, the Selling Partner may do so only subject to the restrictions on transfer contained in Section 6.1 and in full and complete compliance with the procedures set forth in Section 6.1.3 and the procedures set forth below for each instance or transfer.

                  6.2.1. The Selling Partner shall give written notice (the "Notice") to each other Partner ("Offeree(s)") setting forth, in substance, the following:

                           (1) That the Selling Partner has given to, or
received from, a third party (the "Offeror") a good faith written offer (the "Offer") to transfer all or a part of its Partnership Rights (the "Offered Interest"); and

                           (2) That the Selling Partner thereby offers to
transfer all Offered Interest to the Offeree(s), pro rata according to its or their respective Partnership Interests, at a price and upon such terms and conditions as are set forth in the Offer, a true copy of which shall be attached to the Notice.

                  6.2.2. Within thirty (30) days after receipt of the Notice (the "Transfer Offering Period"), the Offeree(s) may, at its or their option, elect to purchase all (but not less than all) of the Offered Interests by giving written notice of the intention to do so to the Selling Partner. Any Offeree may assign its purchase rights hereunder to any Partner owning Partnership Rights. Closing of the purchase of the Offered Interests shall occur as set froth in
Section 6.5.

                  6.2.3. In the event that no Offeree(s) agree to purchase all of the Offered Interests in accordance with subparagraph (2) of this Section 6.2, the Selling Partner shall provide Notice of such event to the General Partner of the Partnership. The Partnership shall then have the amount of time set forth in the Transfer Offering Period to determine, based on the Approval of the Partners other than the Selling Partner, whether it shall elect to purchase all (but not less than all) of the Offered Interests, by giving written notice of its intention to do so to the Selling Partner. The Partnership may assign its purchase rights hereunder to any Partner or other Person. Closing of the purchase of the Offered Interests shall occur as set forth in Section 6.3. Failure of the Partnership or its assignee to notify the Selling Partner of its acceptance within the relevant Transfer Offering Period shall be deemed to be its refusal to acquire the Offered Interests.

                  6.2.4. In the event that an offer to Transfer made pursuant to
Section 6.2.1, 6.2.2 or 6.2.3 is rejected, whether by expiration of the Transfer Offering Period or otherwise, and the Selling Partner has complied with the requirements of Section 6.1 and Section 6.2, the Selling Partner shall be permitted to Transfer the Offered Interests to the Offeror upon the terms and conditions as stated in the Offer; provided, however, that such Transfer may not be effected until the Offeror has executed and adopted this Agreement or a counterpart thereof. Closing of the purchase of the Offered Interest shall occur as set forth in Section 6.3. Transfer pursuant to the Offer must be made within sixty (60) days following the expiration of the relevant Transfer Offering Period and, if the Transfer is not made within such time period, the Offered Interests shall again become subject to the restrictions of this Agreement.

         6.3. Closing of a Transfer. Closing for the Transfer of Partnership Rights pursuant to Section 6.2 shall occur within sixty (60) days following expiration of any relevant Transfer Offering Period and shall take place at the office of the Partnership at 10:00 a.m. on the date so specified in the written notice, or at such other time and place as shall be mutually agreeable. At such closing, the seller must transfer and deliver the Partnership Rights to the buyer and the buyer shall pay the agreed consideration to the seller. The seller shall also deliver to the buyer an instrument executed by the seller, warranting that the Partnership Rights are free and clear of all liens, claims, and encumbrances of every kind. The seller shall also agree therein to indemnify the buyer against and to hold it harmless from any loss, cost or damage which it may incur by reason of the breach of such warranty. Further, in the event that the seller shall fail to appear at the closing or shall fail to deliver the certificate or certificates representing the Partnership Rights when required to do so, or shall otherwise fail to comply with its obligations under this Agreement, the buyer may thereupon place cash or immediately and available funds equal to the purchase price in escrow for the seller, whereupon the Partnership shall be privileged to cancel the seller's Partnership Rights and to treat the Partnership Rights as having been purchased by the buyer. Such purchase price shall be released from escrow only upon surrender by the seller of such certificate or certificates, properly endorsed for transfer, or proof of destruction or loss thereof satisfactory to the Partnership.

         6.4. Effective Date of Sale. Any valid assignment of a Partner's Interest and/or Partnership Rights in the Partnership, or part thereof, pursuant to the provisions of Section 6.1.2. or Section 6.1.3. hereof shall be effective as of the close of business on the last day of the calendar month in which the conditions thereto (in the case of a Transfer pursuant to Section 6.1.2. or 6.8 hereof) or the conditions to Transfer (in the case of a Transfer pursuant to
Section 6.1.3. hereof) shall have been satisfied. The Partnership shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Interest (or part thereof) so assigned, to the assignee of such Interest, or part thereof. As between any Partner and its assignee, Profits and Losses for the fiscal year of the Partnership in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the Partners.

         6.5. Transfers to Permitted Transferees. Subject to the restrictions on transfer contained in Section 6.1, any Partner may, at any time and from time to time, upon satisfaction of the conditions set forth in this Section 6.5, Transfer to a Permitted Transferee, all, or any portion of, or any interest or rights in, the Partnership Rights owned by the Partner. Any such assignee shall not become a Partner without having first executed an instrument reasonably satisfactory to the other Partners accepting and agreeing to the terms and conditions of this Agreement, including a counterpart of this Agreement, and without having paid to the Partnership a fee sufficient to cover all reasonable expenses of the Partnership in connection with such assignee's admission as a Partner. If a Partner assigns all of its Partnership Rights to a Permitted Transferee, and the assignee of such Partnership Rights is entitled to become a Partner pursuant to this Section 6.5, such assignee shall be admitted to the Partnership effective immediately prior to the effective date of the assignment, and, immediately following such admission, the assigning Partner shall cease to be a Partner of the Partnership. In such event, the Partnership shall not dissolve if the business of the Partnership is continued without dissolution in accordance with Section 7.4. hereof.

         6.6. Voluntary Withdrawal. No Partner shall have the right or power to Voluntarily Withdraw from the Partnership.

         6.7. Involuntary Withdrawal. Immediately upon the occurrence of an Involuntary Withdrawal, the successor of the Withdrawn Partner shall thereupon become an Interest Holder but shall not become a Partner without the unanimous consent of the remaining Partners. If the Partnership is continued as provided in Section 7.1.4., the successor Interest Holder shall have all the rights of an Interest Holder but shall not be entitled to receive in liquidation of the Interest the fair market value of the Partner's Interest as of the date the Partner involuntarily withdrew from the Partnership.

         6.8. Transfer from CPA:14 to CPA:15. Notwithstanding anything to the contrary contained in this Agreement, on or before December 31, 2004, CPA:15 shall purchase from CPA:14 up to an additional 39% Interest in the Partnership (the "Additional Interest"). The purchase price for the Additional Interest shall be equal to (x) the Additional Interest multiplied by (y) the sum of (a) the aggregate Capital Contributions made to the Partnership by General Partner, CPA:14 and CPA:15 as of the date hereof, plus (b) any acquisition costs paid by the Partnership in connection with the acquisition of the Property that was not contributed to the Partnership as a Capital Contribution. The actual amount of Additional Interest required to be purchased by CPA:15 shall be equal to the lesser of (a) a 39% Interest in the Partnership and (b) an additional Interest in the Partnership having a purchase price equal to 10% of the net proceeds raised by CPA:15 in its initial public offering of common stock (the "IPO"); provided that in the event that the percentage of Interest in the Partnership having a purchase price equal to 10% of the net proceed of the IPO ("IPO Percentage") is less than a 39% Interest in the Partnership, CPA:15 may, in its sole discretion, elect to purchase additional Interest in the Partnership in excess of the IPO Percentage up to a maximum Additional Interest equal to 39% Interest in the Partnership. Upon receipt by CPA:14 of the purchase price for the Additional Interest, the Additional Interest purchased shall be automatically transferred to CPA:15 and, subsequent to such transfer, the books of the Partnership shall reflect the respective ownership of the Partners. No further action or documentation shall be required to effectuate such transfer, however, within a reasonable period of time subsequent to the transfer of the Additional Interest, CPA:14 and the General Partner shall deliver to CPA:15 any and all documents required to memorialize the transfer.

                                    SECTION 7
       DISSOLUTION, LIQUIDATION, CONSOLIDATION, MERGER AND SALE OF ASSETS

         7.1. Prohibition on Dissolution, Liquidation, Consolidation, Merger or Sale of Assets. The Partnership shall not dissolve, liquidate, consolidate, merge, in whole or in part, or sell all or substantially all of its assets as long as the Mortgage Note is outstanding.

         7.2. Events of Dissolution. Provided the Loan is satisfied the Partnership may, upon the unanimous consent of its Partners, be dissolved and its affairs wound up:

                           7.2.1. upon the unanimous written agreement of all of
the Partners;

                           7.2.2 upon the expiration of the term set forth in
Section 2.4;

                           7.2.3. the entry of a decree of judicial dissolution
under Section 17-802 of the Act; or

                           7.2.4. upon the occurrence of an Involuntary
Withdrawal of a Partner, unless within 90 days after the occurrence of the event, all of the remaining Partners agree in writing to the continuation of the Partnership and to the appointment, if necessary (in the case of the Involuntary Withdrawal of the General Partner) or desired, effective as of the date of the occurrence of the event, of one or more additional Partners of the Partnership.

         7.3. Procedure for Winding Up and Dissolution. In the event that the Partnership shall be dissolved, the Partnership shall be wound up and liquidated in accordance with the law and the following provisions:

                           (a) The General Partner shall have authority to wind
up the Partnership affairs and to supervise its liquidation.

                           (b) Upon dissolution, the General Partner shall
ensure that an accounting of all property, assets and liabilities of the Partnership shall be taken as soon as practicable.

                           (c) Each Partner shall pay to the Partnership all
amounts owing to the Partnership pursuant to any note which may have been executed by the Partner in favor of the Partnership, together with any other sums required by law to be paid.

                           (d) The assets and property of the Partnership or the
proceeds of any sale thereof, together with contributions received pursuant to the preceding paragraph shall be applied in the following order:

                                    (i) To discharge the debts and liabilities
of the Partnership, other than to the Partners, and the expenses of liquidation and to establish satisfactory reserves to meet all reasonably anticipated liabilities; and

                                    (ii) To pay to each Partner amounts accrued
and owing to it for loans or other extensions of credit to the Partnership or upon contracts with the Partnership or upon open account; and

                                    (iii) After all allocations have been made
pursuant to Section 4.1 hereof (it being the intent not to restore negative capital accounts), to distribute the balance in accordance with each Partner's Capital Account.

                  Upon the final distribution of assets to the Partners, each of the Partners shall be furnished with a statement which sets forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon compliance by the General Partner with the foregoing distribution plan, the General Partner shall execute and cause to be filed a certificate of cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation.

                  Notwithstanding anything to the contrary, in the event the Partnership is "liquidated" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made pursuant to this
Section 7.3 by the end of the taxable year in which the Partnership is liquidated, or, if later, within 90 days after the date of such liquidation. Distributions pursuant to the preceding sentence may be made to a trust for the purpose of an orderly liquidation of the Partnership by the trust in accordance with the Act.

         7.4.  Continuation of Business.

                  7.4.1. Except as provided in Section 7.2.4. and to the fullest extent permitted by law, the Partnership shall not be dissolved and its affairs shall not be wound up upon the occurrence of an event that causes a Partner to cease to be a Partner of the Partnership, and upon the occurrence of such an event, the business of the Partnership shall be continued without dissolution.

                  7.4.2. If any event occurs that could result in the dissolution or termination of the Partnership, the vote of a majority of the remaining Partners shall be sufficient to continue the life of the Partnership. If the required consent of the remaining Partners to continue the Partnership is not obtained, the Partnership shall not liquidate collateral (except as permitted under the transaction documents) without the consent of the holder of the Loan (or securities issued in connection with the Loan). Such holder of the Loan (or securities issued in connection with the Loan) may continue to exercise all of its rights under the existing security agreements or mortgages, and may retain the collateral until the debt has been paid in full or otherwise completely discharged.

                                    SECTION 8

                  BOOKS, RECORDS, ACCOUNTING AND TAX ELECTIONS

         8.1. Accounts. The funds of the Partnership may be deposited in such types of accounts maintained in the Partnership's name as the General Partner may determine. The General Partner shall determine the institution or institutions at which the accounts will be maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

         8.2.  Books and Records.

                  8.2.1. The General Partner shall keep, or cause to be kept, complete and accurate books and records of the Partnership and supporting documentation of the transactions with respect to the conduct of the Partnership's business. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Partnership, a copy of the Certificate of Limited Partnership and this Agreement and all amendments to the Certificate and this Agreement; a current list of the names and last known business, residence, or mailing addresses of all Partners; and the Partnership's federal, state or local tax returns.

                  8.2.2. The books and records shall be maintained in accordance with sound accounting principles and practices and shall be available at the Partnership's principal office for examination by any Partner or the Partner's duly authorized representative at any and all reasonable times during normal business hours for any purpose reasonably related to the Partner's interest in the Partnership.

                  8.2.3. Each Partner shall reimburse the Partnership for all costs and expenses incurred by the Partnership in connection with the Partner's inspection and copying of the Partnership's books and records.

                  8.2.4. The Partnership will maintain its accounts, books and records separate from any other person or entity.

                  8.2.5 The Partnership will maintain its books, records, resolutions and agreements as official records.

                  8.2.6. The Partnership will maintain its financial statements, accounting records and other entity documents separate from any other person or entity.

         8.3. Annual Accounting Period. The annual accounting period of the Partnership shall be its taxable year. The Partnership's taxable year shall be selected by the Partners, subject to the requirements and limitations of the Code.

         8.4. Reports. Within seventy-five (75) days after the end of each taxable year of the Partnership, the General Partner shall cause to be sent to each Person who was a Partner at any time during the accounting year then ended:
(i) an annual compilation report, prepared by the Partnership's independent accountants in accordance with standards issued by the American Institute of Certified Public Accountants; and (ii) a report summarizing the fees and other remuneration, if any, paid by the Partnership to any Partner or any Affiliate in respect of the taxable year. In addition, within seventy-five (75) days after the end of each taxable year of the Partnership, the General Partner shall cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended, that tax information concerning the Partnership which is necessary for preparing the Interest Holder's income tax returns for that year.

         8.5. Tax Matters Partner. The General Partner shall be the Partnership's tax matters partner ("Tax Matters Partner"). The Tax Matters Partner shall have all powers and responsibilities provided in Code Section 6221, et seq. The Tax Matters Partner shall keep all Partners informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Partner. The Partnership shall pay and be responsible for all reasonable costs and expenses incurred by the Tax Matters Partner in performing those duties. A Partner shall be responsible for any costs incurred by the Partner with respect to any tax audit or tax-related administrative or judicial proceeding against the Partner, even though the proceeding relates to the Partnership. The Tax Matters Partner may not compromise any dispute with the Internal Revenue Service without the approval of the Partners.

         8.6. Tax Elections. The General Partner shall have the authority to make all elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Code Section 754. The decision to make or not make an election shall be in the sole and absolute discretion of the General Partner.

                                    SECTION 9

                               GENERAL PROVISIONS

         9.1. Assurances. Each Partner shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as appropriate to comply with the requirements of law for the formation and operation of the Partnership and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Partnership.

         9.2. Notifications. Any notice, demand, consent, election, offer, approval, request or other communication (collectively a "notice") required or permitted under this Agreement must be in writing and either delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested. Any notice to be given hereunder by the Partnership may be given by the General Partner. A notice must be addressed to a Partner at the Partner's last known address on the records of the Partnership. A notice to the Partnership must be addressed to the Partnership's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the Person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

         9.3. Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement, and money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

         9.4. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Partners. It supersedes all prior written and oral statements, including any prior representation, statement, condition or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Partners.

         9.5. Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware, all rights and remedies being governed by said law.

         9.6. Section Titles. The headings herein are inserted only as a matter of convenience only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

         9.7. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

         9.8. Arbitration, Jurisdiction and Venue. Any dispute involving the interpretation or application of any provision of this Agreement or any matter relating to the operation of the Partnership shall be submitted to binding arbitration in New York, New York or Wilmington, Delaware, in accordance with the rules of the American Arbitration Association to the extent not inconsistent with the Delaware Uniform Arbitration Act, 10 Del. Co., Section 5701, et seq. Any action to compel arbitration or enforce an arbitration award may be brought in the United States District Court for the District of Delaware or any Delaware State Court having jurisdiction over the subject matter of the dispute or matter. All Partners hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

         9.9. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

         9.10. Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         9.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         9.12. Estoppel Certificate. Each Partner shall, within ten (10) days after written request by any Partner, deliver to the requesting Person a certificate stating, to the Partner's knowledge: (a) that this Agreement is in full force and effect; (b) that this Agreement has not been modified except by any instrument or instruments identified in the certificate; and (c) there is no default hereunder by the requesting Person, or if there is a default, the nature and extent thereof.

         9.13. Indemnity. Each Partner (the "Indemnitor") agrees to indemnify and hold harmless the other Partners and their Affiliates from and against: (a) any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses), suits, claims or judgments (collectively, "Liabilities") arising out of any act or omission of the Indemnitor with respect to the Property or any breach by the Indemnitor of any representation, warranty, covenant or agreement contained herein and (b) any and all Liabilities not generally indemnified against in clause (a) of this Section
9.13. relating to the Property or any lease, mortgage, assignment or other document entered into with respect thereto imposed upon any Partner and their Affiliates in excess of any amount equal to such Partner's Percentage of such Liabilities. The indemnity obligations of the General Partner pursuant to this
Section 9.13 are subject to the following limitations: (a) any such indemnity obligation of the General Partner shall be subordinate to the General Partner's obligations to the Partnership and to the Lender; and (b) any such indemnity obligation of the General Partner shall be null, void and unenforceable if its enforcement would cause General Partner to be adjudged bankrupt or insolvent or would cause there to be entered against the Partner an order for relief in any bankruptcy or insolvency proceeding

         9.14 Effective Date of Agreement. This Agreement shall be effective as of the date hereof in accordance with Section 17-201(d) of the Act.

         9.15. Conflict. In the event of any inconsistencies or conflict between the terms of this Agreement and the terms of the Certificate of Limited Partnership, the terms of the Certificate of Limited Partnership shall govern and control. In the event of any inconsistencies or conflict between the terms of the Certificate of Limited Partnership or the terms of this Agreement and the terms of the Loan Agreements, as such term is defined herein, the terms of the Loan Agreements shall govern and control.

         IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.

                                        GENERAL PARTNER:

                                        BFS (DE) QRS 14-74, INC.


                                        By:_________________________
                                             Name:
                                             Title:



                                        LIMITED PARTNERS:

                                        CORPORATE PROPERTY ASSOCIATES 14
                                        INCORPORATED

                                        By:_________________________
                                             Name:
                                             Title:

                                        CORPORATE PROPERTY ASSOCIATES 15
                                        INCORPORATED



                                        By:_________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                                   BFS (DE) LP
                          LIMITED PARTNERSHIP AGREEMENT


NAME, ADDRESS AND TAXPAYER                                      CASH CAPITAL
I.D. NUMBER OF PARTNERS                                         CONTRIBUTION                          PERCENTAGES
--------------------------                                      ------------                          -----------
GENERAL PARTNER:

BFS (DE) QRS 14-74, INC.                                           $_________________                     .1%

Registered Office:
     c/o Corporation Service Company
     2711 Centerville Road
     Wilmington, DE  19808

Principal Office:
     c/o W. P. Carey & Co. LLC
     50 Rockefeller Plaza, 2nd Floor
     New York, NY  10020

Taxpayer ID# __________________

LIMITED PARTNERS:

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED                      $_________________                    98.9%

Registered Office:
     c/o CSC-Lawyers
     Incorporating Service Co.
     11 E. Chase Street
     Baltimore, Maryland 21202

Principal Office:
     c/o W. P. Carey & Co. LLC
     50 Rockefeller Plaza, 2nd Floor
     New York, NY  10020

Taxpayer ID# __________________



CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED                      $_________________                     1%

Registered Office:
     c/o CSC-Lawyers
     Incorporating Service Co.
     11 E. Chase Street
     Baltimore, Maryland 21202

Principal Office:
     c/o W. P. Carey & Co. LLC
     50 Rockefeller Plaza, 2nd Floor
     New York, NY  10020

Taxpayer ID# __________________

                                   SCHEDULE I

                              PROPERTY DESCRIPTION

              6870 Mimms Drive, Gwinnett County, Norcross, Georgia
             7600 Colerian Drive, Hamilton County, Cincinnati, Ohio
            13234 Airpark Drive, Culpeper County, Culpeper, Virginia